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                                                                   EXHIBIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on From S-3 of our report dated February 11, 2000 relating to the financial statements, which appears in CenterPoint Properties Trust's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 11, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




Chicago, Illinois                      PricewaterhouseCoopers LLP
July 27, 2000